UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     As previously disclosed, on May 3, 2013, the Board of Directors of Meritor, Inc. (“Meritor”) appointed Ivor J. Evans Executive Chairman of the Board and Interim Chief Executive Officer and President to replace Charles G. McClure, Jr., formerly Chairman, Chief Executive Officer and President, who was terminated without cause effective May 3, 2013.

     On June 4, 2013, Meritor entered into a letter agreement with Mr. McClure (the “Agreement”) which is consistent with the previously disclosed terms of his employment agreement dated as of May 1, 2013 and with the terms set forth under “Termination of Employment without Cause” in Meritor’s Proxy Statement filed in connection with its 2013 Annual Meeting of Stockholders. The Agreement provides for:

  severance pay at Mr. McClure’s base salary of $1,184,500 per year for a period of 36 months;
  a pro rata bonus for the portion of the current year in which he was actively employed;
  vesting of his prior equity awards through the date of his severance period; and
  pro rata participation in Meritor’s long term incentive cash plans for the existing cycles which began more than a year before the last day employed.

     This description is only a summary of, and is qualified in its entirety by reference to, the terms of the Agreement, which is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10a – Letter Agreement dated as of June 4, 2013 between Meritor, Inc. and Charles McClure

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

Date:	By:	/s/ Vernon G. Baker, II
June 7, 2013		Vernon G. Baker, II
Senior Vice President and General Counsel

EXHIBIT INDEX

     10a– Letter Agreement dated as of June 4, 2013 between Meritor, Inc. and Charles McClure